UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

QUANEX BUILDING PRODUCTS CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-961-4600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Appointment of Principal Accounting Officer

Effective June 16, 2008, the Board of Directors (the “Board”) of Quanex Building Products Corporation (the “Company”) appointed Deborah M. Gadin, 38, as Vice President – Corporate Controller of the Company.

Ms. Gadin formerly held the position of Assistant Controller at Quanex Corporation since 2005. Prior to that, she was Director of Financial Planning, Reporting and Analysis at Hexion Specialty Chemicals, Inc. from 2004 to 2005. From 1996 to 2004, she held positions of increasing responsibility, including Director of Financial Reporting, with Service Corporation International.

(b)	Departure of Principal Accounting Officer

On May 23, 2008, Brent L. Korb notified the Board that he would be resigning as Vice President – Corporate Controller of the Company, effective June 13, 2008.

Item 8.01 Other Events.

On May 30, 2008, the Company issued a press release (the “Press Release”) announcing the appointment of Ms. Gadin as Vice President – Corporate Controller of the Company. The foregoing is qualified by reference to the Press Release which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

99.1	Press Release dated May 30, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

May 30, 2008
(Date)

/s/ Raymond A. Jean
Raymond A. Jean
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

99.1	Press Release dated May 30, 2008